Exhibit 99.1
CVR Energy Announces $1 Billion Private Placement of Senior Notes Due
2031 and Senior Notes Due 2034

SUGAR LAND, Texas (January 29, 2026) – CVR Energy, Inc. (the “Company” or “CVR Energy”) (NYSE: CVI) announced today that, subject to market conditions, it intends to offer (the “Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $1 billion in aggregate principal amount of senior unsecured notes due 2031 (the “2031 Notes”) and senior unsecured notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”). The Notes are expected to be jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries, including each of the Company’s subsidiaries that is a borrower or guarantor under the Company’s existing $345 million senior secured asset based revolving credit facility (the “Petroleum ABL”).
The Company intends to use the net proceeds from the Offering, together with cash on hand or borrowings under the Petroleum ABL, to (i) repay all of the aggregate principal balance under its senior secured term loan facility (the “Term Loan”), (ii) redeem all of its outstanding 8.500% Senior Notes due 2029 (the “2029 Notes”) and (iii) redeem $217 million aggregate principal amount of its outstanding 5.750% Senior Notes due 2028 (the “2028 Notes”).
The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, these securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell these securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. There can be no assurance that the Offering will be consummated on the terms described herein or at all.
This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities or any other securities, nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. This news release shall not constitute a notice of redemption under the indenture governing the 2029 Notes and 2028 Notes, as applicable.
Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the proposed Offering, the intended use of proceeds therefrom and other aspects of the Offering and the Notes. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “upcoming,” “before,” “future,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange

Commission filings. These and other risks may cause our actual performance or achievements to differ materially from any future performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing businesses, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners, LP.
For further information, please contact:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com